Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES FOURTH QUARTER 2017 RESULTS

- Earnings of $0.11 Per Fully Diluted Share -

- Core FFO of $0.25 Per Fully Diluted Share -

- Leased 274,988 Square Feet of Office and Retail Space -

New York, New York, February 21, 2018 - Empire State Realty Trust, Inc. (NYSE: ESRT) (the “Company”), a real estate investment trust with office and retail properties in Manhattan and the greater New York metropolitan area, today reported its operational and financial results for the fourth quarter and full year of 2017.

“Our 2017 Core FFO increased 6.7% from 2016 as we continue to consolidate, redevelop and re-lease space to larger, higher credit quality tenants at higher rents and create long-term value for shareholders. During 2017, we leased almost 1.3 million square feet of office and retail space that resulted in market-leading spreads on both new Manhattan office and total portfolio leases of 41.4% and 30.8%, respectively. Tenants continue to be attracted to our well-located, amenity-rich office buildings, which have all been modernized for the 21st century. We will continue to build upon this leasing momentum by vacating additional space in 2018 for redevelopment,” stated John B. Kessler, Empire State Realty Trust’s President and Chief Operating Officer.

“For the year, Observatory revenue grew 1.8% and Observatory net operating income grew 2.0% driven by improved revenue mix and active expense management despite reduced attendance,” added Kessler. “We further strengthened our balance sheet with a $450 million private placement of unsecured senior notes and the refinance of our revolving credit facility, term loan and all of our 2017 mortgage maturities. These actions extended our weighted average maturity, lowered borrowing costs and brought new lender relationships. We continue to manage the business with a long-term perspective as we proactively locked in attractive fixed rate capital to fund future growth opportunities and create value for our shareholders.”

Fourth Quarter Highlights

•	Achieved net income attributable to the Company of $0.11 per fully diluted share.

•	Core Funds From Operations (“Core FFO”) was $0.25 per fully diluted share.

•	Occupancy and leased percentages at December 31, 2017:

•	Total portfolio was 89.6% occupied; including signed leases not commenced (“SLNC”), the total portfolio was 92.2% leased.

•	Manhattan office portfolio (excluding the retail component of these properties) was 89.0% occupied; including SLNC, the Manhattan office portfolio was 92.1% leased.

•	Retail portfolio was 92.0% occupied; including SLNC, the retail portfolio was 93.9% leased.

•	Empire State Building was 93.6% occupied; including SLNC, was 94.2% leased.

•	Signed 55 leases, representing 274,988 rentable square feet across the total portfolio, and achieved a portfolio-wide 26.8% increase in mark-to-market rent over previous fully escalated rents on new, renewal, and expansion leases.

•	Signed 24 new leases representing 170,669 rentable square feet for the Manhattan office portfolio (excluding the retail component of these properties), and achieved an increase of 33.9% in mark-to-market rent over previous fully escalated rents.

•	Achieved Empire State Building Observatory revenue for the fourth quarter 2017 of $32.9 million.

•	Realized lease termination fee income, included in other revenues and fees, of $3.2 million or approximately $0.01 per fully diluted share.

•	Entered into an agreement to issue and sell an aggregate principal amount of $450 million of senior unsecured notes in a private placement, of which $115 million was sold and purchased in December 2017 and $335 million will be sold and purchased in March 2018.

•	Declared a dividend in the amount of $0.105 per share.

Full Year Highlights

•	Achieved net income attributable to the Company of $0.39 per fully diluted share.

•	Core FFO was $0.96 per fully diluted share.

•	Signed 167 leases, representing 1,293,700 rentable square feet across the total portfolio, achieving a 30.8% increase in mark-to-market rent over previous fully escalated rents on new, renewal, and expansion leases; 128 of these leases, representing 865,251 rentable square feet, were within the Manhattan office portfolio (excluding the retail component of these properties) achieving a 35.6% increase in mark-to-market rent over previous fully escalated rents on new, renewal and expansion leases.

•	Signed 12 leases, representing 95,360 rentable square feet within the Manhattan retail portfolio, achieving an 82.7% increase in mark-to-market rent over previous fully escalated rents on new, renewal, and expansion leases.

•	Signed 78 new leases representing 724,390 rentable square feet in 2017 for the Manhattan office portfolio (excluding the retail component of these properties), achieving an increase of 41.4% in mark-to-market rent over expired previous fully escalated rents.

•	Achieved Empire State Building Observatory revenue growth of 1.8% to $127.1 million from $124.8 million in 2016.

•	Realized lease termination fee income, included in other revenues and fees, of $13.6 million or approximately $0.045 per fully diluted share, which was partially offset by the write off of associated straight line rent receivables associated with the terminated leases of $1.4 million or approximately $0.005 per fully diluted share.

•	Amended and restated the Company’s $1.1 billion undrawn, unsecured revolving credit facility and $265 million term loan, which extended the revolving credit facility maturity, lowered borrowing costs and added flexibility under the financial covenants.

•	Refinanced all $336 million of 2017 mortgage maturities with $315 million in new long term fixed rate mortgages with a lower weighted average interest rate.

•	Declared and paid aggregate dividends of $0.42 per share during 2017.

Financial Results for the Fourth Quarter 2017

Net income attributable to common stockholders was $17.3 million, or $0.11 per fully diluted share, compared to $17.0 million, or $0.11 per fully diluted share, in the fourth quarter of 2016.

Core FFO was $74.9 million, or $0.25 per fully diluted share, compared to $74.2 million, or $0.25 per fully diluted share, in the fourth quarter of 2016.

Modified FFO was $74.5 million, or $0.25 per fully diluted share, compared to $74.2 million, or $0.25 per fully diluted share, in the fourth quarter of 2016.

FFO was $72.5 million, or $0.24 per fully diluted share, compared to $72.2 million, or $0.24 per fully diluted share, in the fourth quarter of 2016.

A reconciliation of net income to FFO, Modified FFO and Core FFO is provided in the tables accompanying this press release.

Financial Results for the Year Ended December 31, 2017

Net income attributable to common stockholders was $62.6 million, or $0.39 per fully diluted share, compared to $51.5 million, or $0.38 per fully diluted share, for the year ended December 31, 2016.

Core FFO was $286.9 million, or $0.96 per fully diluted share, compared to $269.0 million, or $0.97 per fully diluted share, for the year ended December 31, 2016.

Modified FFO was $284.3 million, or $0.95 per fully diluted share, compared to $268.4 million, or $0.97 per fully diluted share, for the year ended December 31, 2016.

FFO was $276.5 million, or $0.93 per fully diluted share, compared to $260.5 million, or $0.94 per fully diluted share, for the year ended December 31, 2016.

Portfolio Operations

As of December 31, 2017, the Company’s total portfolio contained 10.1 million rentable square feet of office and retail space. The Company’s occupancy levels fluctuate in certain periods due to the timing lag that exists between the date of tenants’ move out and the date of Company’s completion of redevelopment work for new leases to commence. As of December 31, 2017, the Company’s portfolio was occupied and leased as follows. Leased percentages include signed leases not commenced.

	December 31, 2017	September 30, 2017	December 31, 2016
Percent occupied:
Total portfolio	89.6%	89.8%	88.1%
Total office	89.5%	89.5%	88.0%
Manhattan office	89.0%	89.1%	86.8%
Empire State Building	93.6%	93.3%	90.5%
Retail	92.0%	94.1%	88.6%
Percent leased:
Total portfolio	92.2%	91.7%	90.2%
Total office	92.1%	91.5%	90.2%
Manhattan office	92.1%	91.5%	89.1%
Empire State Building	94.2%	93.5%	91.8%
Retail	93.9%	94.1%	89.6%

Leasing

For the three months ended December 31, 2017, the Company signed 55 new, renewal, and expansion leases within the total portfolio, comprising 274,988 rentable square feet with an average starting rental rate of $61.42 per rentable square foot, representing an increase of 26.8% over the previous fully escalated rent.

On a blended basis, the 38 new, renewal, and expansion office leases, comprising 213,906 rentable square feet, signed within the Manhattan office portfolio during the fourth quarter had an average starting rental rate of $59.77 per rentable square foot, representing an increase of 29.4% over the previous fully escalated rent.

Leases Signed in the Fourth Quarter 2017 for the Manhattan Office Portfolio

•	24 new leases, comprising 170,669 rentable square feet, with an average starting rental rate of $61.31 per rentable square foot, representing an increase of 33.9% over the previous fully escalated rent, and

•	14 renewal leases, comprising 43,237 rentable square feet, with an average starting rental rate of $53.72 per rentable square foot, representing an increase of 12.7% over the previous fully escalated rent.

Significant Leases Executed During the Fourth Quarter 2017

•	At 250 West 57th Street, the Company signed a new full floor office lease, totaling 26,150 rentable square feet, with Universal Music Group for a term of 11 years.

•	At One Grand Central Place, the Company signed a new full floor office lease, totaling 12,700 rentable square feet, with Hoguet Newman Regal and Kenney, LLP, for a term of 10.4 years.

•	At 111 West 33rd Street, the Company signed a new full floor office lease, totaling 10,500 rentable square feet, with MSG Ventures for a term of 7.4 years.

Empire State Building

The Company continues to renovate and lease the 2.8 million rentable square foot Empire State Building, its flagship property. As previously announced in the second quarter 2017, the Company commenced the first phase of a capital project to enhance the experience of office and retail tenants and Observatory visitors. The first phase is underway, and will move the Observatory entrance to a new, larger, designated entrance at the western side of the Empire State Building on 34th Street, which will improve the commercial tenant and office visitor experience and the value of the Empire State Building’s 34th Street retail.

During the fourth quarter 2017, the Company signed seven office leases at the Empire State Building, representing 50,673 rentable square feet in the aggregate.

Observatory revenue for the fourth quarter 2017 was $32.9 million, a 2.4% decrease from $33.7 million in the fourth quarter 2016. The Observatory hosted approximately 1,014,000 visitors in the fourth quarter 2017 compared to 1,068,000 visitors in the fourth quarter 2016, a decrease of 5.1%. In the fourth quarter 2017, there were 10 bad weather days compared to 14 bad weather days in the fourth quarter 2016. For the fourth quarter, the Company estimates that bad weather resulted in approximately two thousand net fewer visitors than in the prior year period.

Observatory revenue was $127.1 million for the year ended December 31, 2017, a 1.8% increase from $124.8 million for the year ended December 31, 2016. For the year ended December 31, 2017, the Observatory hosted approximately 4,053,000 visitors, compared to 4,250,000 visitors for the same period in 2016, a decrease of 4.6%. For the year ended December 31, 2017, there were 61 bad weather days compared to 45 bad weather days in the year ended December 31, 2016.

Balance Sheet

At December 31, 2017, there was no outstanding balance on the Company’s $1.1 billion unsecured revolving credit facility and $265 million outstanding under the term loan facility. The facilities have an accordion feature allowing for an additional increase in the maximum aggregate principal balance to $1.75 billion under certain circumstances.

As of December 31, 2017, the Company had total debt outstanding of approximately $1.7 billion, with a weighted average interest rate of 4.05% per annum, and a weighted average term to maturity of 6.2 years. None of the Company’s outstanding debt is subject to variable interest rates. The Company’s consolidated net debt to total market capitalization was approximately 16.6% and consolidated net debt to EBITDA was 3.5x. The Company had cash and cash equivalents of $464.3 million.

In December 2017, the Company entered into an agreement to issue and sell an aggregate principal amount of $450 million of its senior unsecured notes in a private placement. The notes consist of $115 million of 4.08% Series D Senior Notes due 2028, $160 million of 4.26% Series E Senior Notes due 2030, and $175 million of 4.44% Series F Senior Notes due 2033. The notes will be issued and sold on two funding dates. The sale and purchase of the Series D Senior Notes occurred on December 22, 2017. The sale and purchase of the Series E and Series F Senior Notes will occur at a closing on March 22, 2018, subject to customary closing conditions. In connection with the March 2018 issuance of the notes, the Company intends to repay its mortgage indebtedness on 111 West 33rd Street and 1350 Broadway, before their maturity dates in early April 2018.

Subsequent Events

In January 2018, the Company refinanced and increased its mortgage debt on 1333 Broadway from $66.6 million to $160.0 million, due February 2033 with interest fixed at 4.21%. A portion of this increase was applied to release the $75.8 million mortgage lien on 1400 Broadway.

Dividend

On December 31, 2017, the Company paid a dividend of $0.105 per share for the fourth quarter 2017 to holders of the Company’s Class A common stock and Class B common stock and to holders of the operating partnership’s Series ES, Series 250 and Series 60 operating partnership units (NYSE Arca: ESBA, FISK and OGCP, respectively) and Series PR operating partnership units. The Company paid a dividend of $0.15 per unit for the fourth quarter 2017 to holders of the operating partnership’s private perpetual preferred units.

Webcast and Conference Call Details

Empire State Realty Trust, Inc. will host a webcast and conference call, open to the general public, on Thursday, February 22, 2018 at 8:30 am Eastern time.

The webcast will be accessible in the “Investors” section of the Company’s website at www.empirestaterealtytrust.com. To listen to the live webcast, go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.

The conference call can also be accessed by dialing 1-877-407-3982 for domestic callers or 1-201-493-6780 for international callers. A dial-in replay will be available starting shortly after the call until March 1, 2018, which can be accessed by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers. The passcode for this dial-in replay is 13675821.

The Supplemental Report will be available prior to the conference call in the “Investors” section of the Company’s website, www.empirestaterealtytrust.com.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT), a leading real estate investment trust (REIT), owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world’s most famous building. Headquartered in New York, New York, the Company’s office and retail portfolio covers 10.1 million rentable square feet, as of December 31, 2017, consisting of 9.4 million rentable square feet in 14 office properties, including nine in Manhattan, three in Fairfield County, Connecticut, and two in Westchester County, New York; and approximately 700,000 rentable square feet in the retail portfolio.

Forward-Looking Statements

This press release includes “forward looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: changes in our industry, the real estate markets, either nationally or in Manhattan or the greater New York metropolitan area; resolution of legal proceedings involving the company; reduced demand for office or retail space; general volatility of the capital and credit markets and the market price of our Class A common stock and our publicly-traded operating partnership units; changes in our business strategy; changes in technology and market competition which affect utilization of our broadcast or other facilities; changes in domestic or international tourism, including geopolitical events and currency exchange rates; defaults on, early terminations of, or non-renewal of, leases by tenants; fluctuations in interest rates; declining real estate valuations and impairment charges; termination or expiration of our ground leases; our failure to obtain or maintain necessary outside financing, including our unsecured revolving credit facility; our leverage; decreased rental rates or increased vacancy rates; our failure to redevelop and reposition properties, or to execute any newly planned capital project, successfully or on the anticipated timeline or at the anticipated costs; difficulties in identifying properties to acquire and completing acquisitions; risks of real estate development (including our Metro Tower development site) and capital projects, including the cost of construction delays and cost overruns; impact of changes in governmental regulations, tax law and rates and similar matters; and our failure to qualify as a real estate investment trust, or REIT. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2016, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this press release, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Contact:

Investors

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@empirestaterealtytrust.com

Media

Sard Verbinnen & Co.

(212) 687-8080

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Income

(unaudited and amounts in thousands, except per share data)

	Three Months Ended December 31,
	2017	2016
Revenues
Rental revenue	$123,596	$117,498
Tenant expense reimbursement	19,790	17,109
Observatory revenue	32,906	33,702
Third-party management and other fees	312	394
Other revenue and fees	6,466	10,560

Total revenues	183,070	179,263
Operating expenses
Property operating expenses	41,522	38,775
Ground rent expenses	2,332	2,332
General and administrative expenses	13,749	13,455
Observatory expenses	7,196	7,933
Real estate taxes	26,465	24,288
Acquisition expenses	—	—
Depreciation and amortization	40,842	39,829

Total operating expenses	132,106	126,612

Total operating income	50,964	52,651
Other expenses:
Interest expense	(16,364)	(17,837)
Loss on early extinguishment of debt	—	—
Loss from derivative financial instruments	—	—

Income before income taxes	34,600	34,814
Income tax expense	(2,340)	(1,806)

Net income	32,260	33,008
Preferred unit distributions	(234)	(234)
Net income attributable to non-controlling interests	(14,754)	(15,808)

Net income attributable to common stockholders	$17,272	$16,966

Total weighted average shares
Basic	159,989	153,273

Diluted	297,898	297,046

Net income per share attributable to common stockholders
Basic	$0.11	$0.11

Diluted	$0.11	$0.11

Empire State Realty Trust, Inc.

Condensed Consolidated Statements of Income

(unaudited and amounts in thousands, except per share data)

	Year Ended December 31,
	2017	2016
Revenues
Rental revenue	$483,944	$460,653
Tenant expense reimbursement	73,679	73,459
Observatory revenue	127,118	124,814
Third-party management and other fees	1,400	1,766
Other revenue and fees	26,327	17,308

Total revenues	712,468	678,000
Operating expenses
Property operating expenses	163,531	153,850
Ground rent expenses	9,326	9,326
General and administrative expenses	50,315	49,078
Observatory expenses	30,275	29,833
Real estate taxes	102,466	96,061
Acquisition expenses	—	98
Depreciation and amortization	160,710	155,211

Total operating expenses	516,623	493,457

Total operating income	195,845	184,543
Other expenses:
Interest expense	(68,473)	(70,595)
Loss on early extinguishment of debt	(2,157)	(552)
Loss from derivative financial instruments	(289)	—

Income before income taxes	124,926	113,396
Income tax expense	(6,673)	(6,146)

Net income	118,253	107,250
Preferred unit distributions	(936)	(936)
Net income attributable to non-controlling interests	(54,670)	(54,858)

Net income attributable to common stockholders	$62,647	$51,456

Total weighted average shares
Basic	158,380	133,881

Diluted	298,049	277,568

Net income per share attributable to common stockholders
Basic	$0.40	$0.38

Diluted	$0.39	$0.38

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Three Months Ended December 31,
	2017	2016
Net income	$32,260	$33,008
Preferred unit distributions	(234)	(234)
Real estate depreciation and amortization	40,484	39,426

FFO attributable to common stockholders and non-controlling interests	72,510	72,200
Amortization of below-market ground leases	1,958	1,958

Modified FFO attributable to common stockholders and non-controlling interests	74,468	74,158
Deferred tax asset write-off	446	—
Loss on early extinguishment of debt	—	—
Acquisition expenses	—	—

Core FFO attributable to common stockholders and non-controlling interests	$74,914	$74,158

Total weighted average shares
Basic	296,654	296,084

Diluted	297,898	297,046

FFO per share
Basic	$0.24	$0.24

Diluted	$0.24	$0.24

Modified FFO per share
Basic	$0.25	$0.25

Diluted	$0.25	$0.25

Core FFO per share
Basic	$0.25	$0.25

Diluted	$0.25	$0.25

Empire State Realty Trust, Inc.

Reconciliation of Net Income to Funds From Operations (“FFO”),

Modified Funds From Operations (“Modified FFO”) and Core Funds From Operations (“Core FFO”)

(unaudited and amounts in thousands, except per share data)

	Year Ended December 31,
	2017	2016
Net income	$118,253	$107,250
Preferred unit distributions	(936)	(936)
Real estate depreciation and amortization	159,174	154,205

FFO attributable to common stockholders and non-controlling interests	276,491	260,519
Amortization of below-market ground leases	7,831	7,831

Modified FFO attributable to common stockholders and non-controlling interests	284,322	268,350
Deferred tax asset write-off	446	—
Loss on early extinguishment of debt	2,157	552
Acquisition expenses	—	98

Core FFO attributable to common stockholders and non-controlling interests	$286,925	$269,000

Total weighted average shares
Basic	296,455	276,848

Diluted	298,049	277,568

FFO per share
Basic	$0.93	$0.94

Diluted	$0.93	$0.94

Modified FFO per share
Basic	$0.96	$0.97

Diluted	$0.95	$0.97

Core FFO per share
Basic	$0.97	$0.97

Diluted	$0.96	$0.97

Empire State Realty Trust, Inc.

Condensed Consolidated Balance Sheets

(unaudited and amounts in thousands)

	December 31,	December 31,
	2017	2016
Assets
Commercial real estate properties, at cost	$2,667,655	$2,458,629
Less: accumulated depreciation	(656,900)	(556,546)

Commercial real estate properties, net	2,010,755	1,902,083
Cash and cash equivalents	464,344	554,371
Restricted cash	65,853	61,514
Tenant and other receivables	28,329	22,542
Deferred rent receivables	178,629	152,074
Prepaid expenses and other assets	61,028	53,749
Deferred costs, net	262,701	277,081
Acquired below market ground leases, net	368,229	376,060
Goodwill	491,479	491,479

Total assets	$3,931,347	$3,890,953

Liabilities and equity
Mortgage notes payable, net	$717,164	$759,016
Senior unsecured notes, net	707,895	590,388
Unsecured term loan facility, net	263,662	262,927
Unsecured revolving credit facility	—	—
Accounts payable and accrued expenses	110,849	134,064
Acquired below market leases, net	66,047	82,300
Deferred revenue and other liabilities	40,907	32,212
Tenants’ security deposits	47,086	47,183

Total liabilities	1,953,610	1,908,090
Total equity	1,977,737	1,982,863

Total liabilities and equity	$3,931,347	$3,890,953